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                                                                  EXHIBIT 10.10

                                PROMISSORY NOTE
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Borrower:  GLOBALSCAPE, INC. (TIN: 74-2785449)    Lender:  THE FROST NATIONAL BANK
           800 ISOM ROAD, SUITE 400                        P. O. BOX 1600
           SAN ANTONIO, TX  78216                          SAN ANTONIO, TX  78296
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Principal Amount:  $50,000.00                    Date of Note:  October 6, 1999

PROMISE TO PAY. GLOBALSCAPE, INC. ("Borrower") promises to pay to THE FROST NATIONAL BANK ("Lender"), or order, in lawful money of the United States of America, the principal amount of Fifty Thousand & 00/100 Dollars ($50,000.00), together with interest on the unpaid principal balance from October 6, 1999, until maturity.

PAYMENT. Subject to any payment changes resulting from changes in the Index, Borrower will pay this loan in accordance with the following payment schedule:

     18 consecutive monthly interest payments, beginning November 6, 1999, with interest calculated on the unpaid principal balances at an interest rate of
     1.000 percentage points over the index described below; 6 consecutive monthly principal payments of $1,000.00 each, beginning November 6, 1999, with interest calculated on the unpaid principal balances at an interest rate of 1.000 percentage points over the index described below; and 12 consecutive monthly principal payments of $3,666.67 each, beginning May 6, 2000, with interest calculated on the unpaid principal balances at an interest rate of 1.000 percentage points over the index described below. Borrower's final payment of $3,666.87 will be due on April 6, 2001. This estimated final payment is based on the assumption that all payments will be made exactly as scheduled and that the index does not change; the actual final payment will be for all principal and accrued interest not yet paid, together with any other unpaid amounts under this Note.

The annual interest rate for this Note is computed on a 365/360 basis; that is, by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding, unless such calculation would result in a usurious rate, in which case interest shall be calculated on a per diem basis of a year of 365 or 366 days, as the case may be. Borrower will Lender at Lender's address shown above or as such other place as Lender may designate in writing. Unless otherwise agreed or required by applicable law, payments will be applied first to any unpaid collection costs and any late charges, then to any accrued unpaid interest, and any remaining amount to principal.

VARIABLE INTEREST RATE. The interest rate on this Note is subject to change from time to time based on changes in an index which is Lender's Prime Rate (the "index"). This is the rate Lender charges, or would charge, on 90-day unsecured loans to the most creditworthy corporate customers. This rage [sic] may or may not be the lowest rate available from Lender at any given time. Lender will tell Borrower the current index rate upon Borrower's request. Borrower understands that Lender may make loans based on other rates as well. The interest rate change will not occur more often than each day. The index currently is 8.250% per annum. The interest rate or rates to be applied to the unpaid principal balance on this Note will be the rate or rates set forth above in the "Payment" section. NOTICE: Under no circumstances will the interest rate on this loan be more than the maximum rate allowed by applicable law. For purposes of this Note, the "maximum rate allowed by applicable law" means the greater of (a) the maximum rate of interest permitted under federal or other law applicable to the indebtedness evidenced by this Note, or (b) the "Weekly Ceiling" as referred to in Section 303.002 and 303.003 of the Texas Finance Code. Whenever increases occur in the Interest rate, Lender, at its option, may do one or more of the following: (a) increase Borrower's payments to ensure Borrower's loan will pay off by its original final maturity date, (b) increase Borrower's payments to cover accruing interest, (c) increase the number of Borrower's payments, and (d) continue Borrower's payments at the same amount and increase Borrower's final payment.

PREPAYMENT. Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to

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continue to make payments under the payment schedule. Rather, they will reduce the principal balance due and may result in Borrower making fewer payments.

POST MATURITY RATE. The Post Maturity Rate on this Note is the maximum rate allowed by applicable law. Borrower will pay Interest on all sums due after final maturity, whether by acceleration or otherwise, at the rate, with the exception of any amounts added to the principal balance of this Note based on Lender's payment of Insurance premiums, which will continue to accrue interest at the pre-maturity ratel [sic]

DEFAULT. Borrower will be in default if any of the following happens: (a) Borrower fails to make any payment when due. (b) Borrower breaks any promise Borrower has made to Lender, or Borrower fails to comply with or to perform when due any other term, obligation, covenant, or condition contained in this Note or any agreement related to this Note, or in any other agreement or loan Borrower has with Lender. (c) Borrower defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any othe4r creditor or person that may materially affect any of Borrower's property or Borrower's ability to repay this Note or perform Borrower's obligations under this or any of the related Documents. (d) Any representation or statement made or furnished to Lender by Borrower or on Borrower's behalf is false or misleading in y material respect either now or at the time made or furnished. (e) Borrower becomes insolvent, a receiver is appointed for any part of Borrower's property, Borrower makes an assignment for the benefit of creditors or any proceeding is commenced either by Borrow3r or against Borrower under any bankruptcy or insolvency laws. (f) Any creditor tries to take any of Borrower's property on or in which Lender has a lien or security interest. This includes a garnishment of any of Borrower's accounts with Lender. (g) Any guarantor dies or any of the other events described in this default section occurs with respect to any guarantor of this Note. (h) A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or performance of the indebtedness is impaired.
(i)  Lender in good faith deems itself insecure.

LENDER'S RIGHTS. Upon default, Lender may declare the entire indebtedness, including the unpaid principal balance on this Note, all accrued unpaid interest, and all other amounts, costs and expenses for which Borrower is responsible under this Note or any other agreement with Lender pertaining to this loan, immediately due, without notice, and then Borrower will pay that amount. Lender may hire an attorney to help collect this Note if Borrower does not pay, and Borrower will pay Lender's reasonable attorney's fees. Borrower also will pay Lender all other amounts actually incurred by Lender as court costs, lawful fees for filing, recording, or releasing to any public office any instrument securing this loan; the reasonable cost actually expended for repossessing, storing, preparing for sale, and selling any security; and fees for noting a lien on or transferring a certificate of title to any motor vehicle offered as a security for this loan, or premiums or identifiable charges received in connection with the sale of authorized Insurance. This Note has been delivered to Lender and accepted by Lender in the State of Texas. If there is a lawsuit, and if the transaction evidenced by this Note occurred in Bexar County, Borrower agrees upon Lender's request to submit to the jurisdiction of the courts of Bexar County, the State of Texas. This Note shall be governed by and construed in accordance with the laws of the State of Texas and applicable Federal laws.

RIGHT OF SETOFF. Borrower grants to Lender a contractual security interest in, and hereby assigns, conveys, delivers, pledges, and transfers to Lender all Borrower's right, title and interest in and to, Borrower's accounts with Lender (whether checking, savings, or some other account), including without limitation all accounts held jointly with someone else and all accounts Borrower may open in the future, excluding however all IRA and Keogh accounts, and all trust accounts for which the grant of a security interest would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on this Note against any and all such accounts.

DISHONORED CHECK CHARGE. In the event a check offered in full or partial payment on this loan is returned unpaid, Lender may charge a fee for the purpose of defraying the expense incident to handling such returned check, and Borrower agrees to pay such fee. The fee shall not exceed the maximum amount permitted under applicable law.

OTHER CREDITS AFFECTING AVAILABILITY. Any other credits made available to Borrower by Lender, such as other loans or letters of credit, may be advanced to Borrower and/or issued under this line of credit commitment, and any such advances or issuances shall, in addition to the outstanding advances on this Note, reduce the outstanding availability on the line of credit.

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FACSIMILE DOCUMENTS AND SIGNATURE.  For purposes of negotiating and finalizing this document, if this document is transmitted by facsimile machine ("fax"), it shall be treated for all purposes as an original document. Additionally, the signature of any party on this document transmitted by way of a fax machine shall be considered for all purposes as an original signature. Any such faxed document shall be considered to have the same binding legal effect as an original document. At the request of any party, any faxed document shall be re-executed by each signatory party in an original form.

WAIVER OF RIGHT TO TRIAL BY JURY. THE PARTIES TO THIS AGREEMENT HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER TO ENFORCE THIS AGREEMENT, TO COLLECT DAMAGES FOR THE BREACH OF THIS AGREEMENT, OR WHICH IN ANY OTHER WAY ARISE OUT OF, ARE CONNECTED TO OR ARE RELATED TO THIS AGREEMENT OR THE SUBJECT MATTER OF THIS AGREEMENT. ANY SUCH ACTION SHALL BE TRIED BY THE JUDGE WITHOUT A JURY.

LINE OF CREDIT. This Note evidences a straight line of credit. Once the total amount of principal has been advanced, Borrower' [sic] is not entitled to further loan advances. Advances under this Note may be requested orally by Borrower or by an authorized person. Lender may, but need not, require that all oral requests be confirmed in writing. All communications, instructions, or directions by telephone or otherwise to Lender are to be directed to Lender's office shown above. Borrower agrees to be liable for all sums either (a) advanced in accordance with the instructions of an authorized person or (b) credited to any of Borrower's accounts with Lender. The unpaid principal balance owing on this Note at any time may be evidenced by endorsements on this Note or by Lender's Internal records, including daily computer print-outs. Lender will have no obligation to advance funds under this Note if: (a) Borrower or any guarantor is in default under the terms of this Note or any agreement that Borrower or any guarantor has with Lender, including any agreement made in connection with the signing of this Note; (b) Borrower or any guarantor ceases doing business or is insolvent; (c) any guarantor seeks, claims or otherwise attempts to limit, modify or revoke such guarantor's guarantee of this Note or any other loan with Lender; (d) Borrower has applied funds provided pursuant to this Note for purposes other than those authorized by Lender; or (e) Lender in good faith deems itself insecure under this Note or any other agreement between Lender and Borrower.

LATE CHARGE. If a payment is made 10 days or more late, Borrower will be charged, in addition to interest, a delinquency charge of (i) 5% of the unpaid portion of the regularly scheduled payment, or (ii) $250.00 whichever is less. Additionally, upon maturity of this Note, if the outstanding principal balance (plus all accrued but unpaid interest) is not paid within 10 day[s] of the maturity date, Borrower will [be] charged a delinquency charge of (i) 5% of the sum of the outstanding principal balance (plus all accrued but unpaid interest), or (ii) $250.00, whichever is less. Borrower agrees with Lender that the charges set forth herein are reasonable compensation to Lender for the handling of such late payments.

FINANCIAL INFORMATION. Borrower agrees to promptly furnish such financial information and statements, including financial statement in a format acceptable to Lender, lists of assets and liabilities, agings of receivables and payables, inventory schedules, budgets, forecasts, tax returns, and other reports with respect to Borrower's financial condition and business operations as Lender may request from time to time. This provision shall not alter the obligation of Borrower to deliver to Lender any other financial statements or reports pursuant to the terms of any other loan documents executed in connection with this Note.

ARBITRATION. Lender and Borrower agree that all disputes, claims and controversies between them, whether individual, joint, or class in nature, arising from the Note or otherwise, including without limitation contract and tort disputes, shall be arbitrated pursuant to the Commercial Arbitration Rules of the American Arbitration Association, upon written request of either party. The party that requests arbitration has the burden to initiate the arbitration proceedings pursuant to and by complying with the Commercial Arbitration Rules of the American Arbitration Association and shall pay all associated administrative and filing fees. The arbitration shall be conducted in the City of San Antonio, Bexar County, Texas, and administered by the American Arbitration Association. All arbitration hearings will be commenced within sixty (60) days of the written request for arbitration, and if the arbitration hearing is not commenced within the sixty (60) days, the party that requested arbitration shall have waived its election to arbitrate. No act to take or dispose of any collateral securing the Note shall constitute a waiver of this arbitration agreement or be prohibited by this arbitration agreement. This includes, without limitation, obtaining injunctive relief or a temporary restraining order; invoking a power of sale under any deed of trust or mortgage;

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obtaining a writ of attachment or imposition of a receiver; or exercising any rights relating to personal property, including taking or disposing of such property with or without judicial process pursuant to Article 9 of the Uniform Commercial Code. Any disputes, claims, or controversies concerning the lawfulness or reasonableness of any act, or exercise of any right, concerning any collateral securing the Note, including any claim to rescind, reform, or otherwise modify any agreement relating to the collateral securing the Note, shall also be arbitrated, provided however that no arbitrator shall have the right or the power to enjoin or restrain any act of any party. Judgment upon any award rendered by an arbitrator may be entered in any court having jurisdiction. Nothing in the Note shall preclude any party from seeking equitable relief from a court of competent jurisdiction. The statute of limitations, estoppel, waiver, laches, and similar doctrines which would otherwise be applicable in an action brought by a party shall be applicable in any arbitration proceeding, and the commencement of an arbitration proceeding shall be deemed the commencement of an action for these purposes. The Federal Arbitration Act shall apply to the construction, interpretation, and enforcement of this arbitration.

GENERAL PROVISIONS. If any part of this Note cannot be enforced, this fact will not affect the rest of the Note. In particular, this section means (among other things) that Borrower does not agree to intend to pay, and Lender does not agree or intend to contract for, charge, collect, take, reserve or receive (collectively referr4ed [sic] to herein as "charge or collect'), any amount in the nature of interest or in the nature of a fee for this loan, which would in any way or event (including demand, prepayment, or acceleration) cause Lender to charge or collect more for this loan than the maximum Lender would be permitted to charge or collect by federal law or the law of the State of Texas (as applicable). Any such excess interest or unauthorized fee shall, instead of anything stated to the contrary, be applied first to reduce the principal balance of this loan, and when the principal has been paid in full, be refunded to Borrower. The right to accelerate maturity of sums due under this Note does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and Lender does not intend to charge or collect any unearned interest in the event of acceleration. All sums paid or agreed to be paid to Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of the loan evidenced by this Note until payment in full so that the rate or amount of interest on account of the loan evidenced hereby does not exceed the applicable usury ceiling. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by Law, waive presentment, demand for payment, protest, notice of dishonor, notice of intent to accelerate the maturity of this Note, and notice of acceleration of the maturity of this Note. Upon any changes in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan, or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender's security interest in the collateral without the consent of or notic4 to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE. BORROWER AGREES TO THE TERMS O F [sic] THE TERMS OF THE NOTE AND ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THE NOTE.

BORROWER:


GLOBALSCAPE, INC.


By:  /s/ Sandra Poole Christal     By:  /s/ H. Douglas Saathoff
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    Sandra Poole, President            H. Douglas Saathoff, Secretary/Treasurer


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